Exhibit 10.6

SECOND AMENDMENT TO

LICENSE AGREEMENT

This SECOND AMENDMENT TO LICENSE AGREEMENT (“Second Amendment”) is entered into as of May 18, 2015, by and between ORAGENICS, INC., a Florida corporation located at 4902 Eisenhower Blvd., Ste. 125, Tampa, FL 33634 (“Oragenics”), and THE TEXAS A&M UNIVERSITY SYSTEM, an agency of the State of Texas, with principal offices in College Station, Texas (“System”), herein collectively referred to as the Parties.

RECITALS:

WHEREAS, the Parties entered into the license agreement on December 20, 2011, as subsequently amended on July 11, 2012 (“License Agreement”); and

WHEREAS, Oragenics has shown good faith in attempts to meet all obligations set forth in the License Agreement, however, implementation of a necessary model system has required unforeseen, additional time in developing a Product; and

WHEREAS, the Parties desire to amend the License Agreement to reflect the new timeline for achievement of the milestone related to the enrollment of the first patient in a Phase I clinical trial of a Product.

NOW, THEREFORE, IN CONSIDERATION of the agreements contained in this Second Amendment, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

1.	DELETE the table in paragraph 5.01 in its entirety, and REPLACE it with the following new table:

Milestone	Due Date for First Occurrence	Milestone Achievement Payment
Enrollment of the first patient in a Phase I clinical trial of a Product	June 1, 2016	$50,000
Successful completion of a Phase II clinical trial of a Product, where “successful completion” means enrollment of the first patient in a Phase III clinical trial of a Product	June 1, 2019	$100,000
Successful completion of a Phase III clinical trial of a Product, where “successful completion” means receipt of an approved New Drug Application (NDA) from the FDA or foreign equivalent for a Product	June 1, 2022	$150,000
First sale of a Product	June 1, 2025	$400,000

2.	Delete paragraph 10.01 in its entirety, and REPLACE it with the following new paragraph 10.01:

10.01	Notices. Payments, notices, or other communications required by this Agreement will be sufficiently made or given if mailed by certified First Class United States mail, postage pre-paid, or by commercial carrier (e.g., FedEx, UPS, etc.) when the carrier maintains receipt or record of delivery, addressed to the address stated below, or to the last address specified in writing by the intended recipient.

If to SYSTEM:
Associate Vice Chancellor for Commercialization
Texas A&M System Technology Commercialization
800 Raymond Stotzer Pkwy. Ste. 2020

Mail Stop 3369 TAMU
College Station, Texas, USA 77845
Phone: (979) 847-8682
FAX: (979) 845-1402

If to ORAGENICS:
CEO Oragenics, Inc.
4902 Eisenhower Blvd., Ste. 125,
Tampa, FL 33634
Phone: (813) 286-7900
Facsimile: (813) 286-7904

3.	Except as amended hereinabove, all other terms and conditions of the License Agreement remain unchanged and in full force and effect.

4.	This Second Amendment may be executed by the Parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, by all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by the Parties. The Parties hereto agree that facsimile and electronically transmitted portable document format (pdf) signatures shall be deemed originals.

IN WITNESS WHEREOF, the Parties have executed this SECOND AMENDMENT on the date first indicated above.

ORAGENICS, INC.

By:	/s/ Michael Sullivan
Name:	Michael Sullivan
Interim Principal Executive Officer and Chief Financial Officer

THE TEXAS A&M UNIVERSITY SYSTEM

By:	/s/ Brett Cornwell
Name:	Brett Cornwell
Associate Vice Chancellor for Commercialization